Exhibit 99.3

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Accurel Systems International Corporation
Sunnyvale, California

We have audited the accompanying balance sheet of Accurel Systems International Corporation (a California S Corporation), as of December 31, 2003 and the related statements of operations, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accurel Systems International Corporation as of December 31, 2003, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ireland San Filippo, LLP

Mountain View, California

March 26, 2004

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

( a California S Corporation)

Balance Sheet

December 31, 2003

ASSETS

Current assets:
Cash	$173,159
Accounts receivable (net of allowance for doubtful accounts of $7,000)	796,529
Prepaid expenses	120,938
Deposits	1,775

Total current assets	1,092,401

Fixed assets, net of accumulated depreciation	5,527,779

Other assets:
Deposits	115,841
Stockholder advances	81,199
Consideration fees, net of accumulated amortization of $21,844	272,468
Patents, net of amortization of $5,039	6,582

Total other assets	476,090

$7,096,270

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

( a California S Corporation)

Balance Sheet

December 31, 2003

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable	$1,384,570
Capital lease obligations	424,968
Accounts payable	420,112
Accrued salaries and wages	200,712
Accrued expenses	56,850
Deferred revenue	79,222
Income taxes payable	1,133

Total current liabilities	2,567,567

Long-term liabilities:
Notes payable	1,913,059
Capital lease obligations	179,109
Deferred rent	18,000

Total liabilities	4,677,735

Commitments - see notes 9, and 12

Stockholders’ equity:
Common stock, no par value, 15,000,000 shares authorized, 2,000,000 shares issued and outstanding	4,000
Retained earnings	2,414,535

Total stockholders’ equity	2,418,535

$7,096,270

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

( a California S Corporation)

Statement of Operations

Year Ended December 31, 2003

Revenues	$7,343,357

Cost of revenues	5,185,077

Gross profit	2,158,280

General and administrative expense	1,555,582

Income from operations	602,698

Other income and (expense):
Interest expense	(352,864)
Miscellaneous income	32,297
Interest income	3,519

Other expense, net	(317,048)

Income from continuing operations before provision for income taxes	285,650

Provision for state income taxes, all current	(622)

Income from continuing operations	285,028

Discontinued operations:
Revenue from discontinued component	132,694
Operating expenses of discontinued component	379,950

Loss from operations of discontinued component	(247,256)
Gain on disposal of discontinued component	536,908
Provision for state income taxes	(4,345)

Income from discontinued operations	285,307

Net income	$570,335

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

( a California S Corporation)

Statement of Retained Earnings

Year Ended December 31, 2003

Balance, December 31, 2002	$2,094,200

Net income	570,335

Distributions	(250,000)

Balance, December 31, 2003	$2,414,535

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

( a California S Corporation)

Statement of Cash Flows

Year Ended December 31, 2003

Cash flows from operating activities:
Net income	$285,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,542,892
Revenue recorded in non-cash exchange for fixed assets	(121,067)
Decrease (increase) in current assets:
Accounts receivable	52,856
Prepaid expenses	18,436
Prepaid income taxes	2,905
Increase (decrease) in current liabilities:
Accounts payable	(469,735)
Accrued salaries and wages	(5,902)
Accrued expenses	8,842
Income taxes payable	1,133
Deferred rent	(13,708)

Net cash provided by operating activities	1,301,680

Cash flows from investing activities:
Acquisition of fixed assets	(291,136)
Deposits	(10,295)

Net cash used by investing activities	(301,431)

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

Statement of Cash Flows (Continued)

Year Ended December 31, 2003

Cash flows from financing activities:
Repayments on line of credit	$(725,786)
Principal repayment on notes payable	(1,203,982)
Principal payments on capital lease obligations	(947,556)
Stockholder distributions	(250,000)

Net cash used by financing activities	(3,127,324)

Net cash provided by discontinued operations	2,269,294

Increase in cash	142,219

Cash, beginning of year	30,940

Cash, end of year	$173,159

Supplemental disclosure of cash flow information

Cash paid during the year for:
Interest	$360,756
Income taxes	$2,600

Supplemental disclosure of non-cash investing and financing transactions

Acquisition of fixed assets	$448,068
Less amount financed under capital lease obligations	(156,932)

Cash paid for fixed assets	$291,136

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

Notes To Financial Statements

December 31, 2003

Note 1 - Organization and operations:

Accurel Systems International Corporation (the “Company”), which provides advanced technology services to users and manufacturers of semiconductors, was incorporated under the laws of the State of California in January 1989.  The Company’s principal geographical market is the San Francisco Bay Area.  Sales to customers which comprised 10% or more of the Company’s annual revenues are as follows:

Customer A	14%
Customer B	12%

Note 2 - Summary of significant accounting policies:

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Concentration of credit risk - The Company has cash on deposit with a federally insured bank in excess of the $100,000 maximum amount insured by the Federal Deposit Insurance Corporation.  The Company recognizes the lack of Federal Deposit Insurance constitutes a risk but believes the risk of loss is minimal.

Accounts receivable - The Company extends credit to its customers in the normal course of business.  The Company performs on-going evaluations of its existing receivables and evaluation of periodic aging of the accounts to estimate allowances for potential credit losses.  Invoices are aged based on contractual terms with the customer.  The provision for doubtful accounts is recorded as a charge to operating expense when a potential loss is identified.  Losses are written off against the allowance when determined to be uncollectible.  No single customer accounts for greater than 10% of the accounts receivable balance on December 31, 2003.

Fixed assets - Fixed assets are being depreciated on a cost basis over their estimated useful lives, ranging from 2 to 7 years, using the straight-line method for financial purposes and accelerated methods for income tax reporting purposes.

Intangible assets - Patents are being amortized over fifteen years, using the straight-line method.

Revenue recognition  - The Company recognizes revenue when there is persuasive evidence of an arrangement with the customer which states a fixed or determinable price and terms, delivery of the product has occurred or the service performed in accordance with the terms of the sale, and collectibility of the sale is reasonably assured.  The Company has entered into agreements calling for services to be available to the customer for a period of time.  In these cases, revenue is recognized over the life of the agreement.  Prepaid services are shown as deferred revenues until services are performed.

Income taxes - The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation effective January 1989.  As such, the Company pays no Federal income taxes but is taxed at the state level using the statutory rates in effect for S Corporations.  Additionally, the stockholders are individually taxed on their proportionate share of the Company’s taxable income.  The provision for state income taxes represents the current and deferred state taxes for the period.

Note 3 - Discontinued operations:

In January of 2003, Management committed to sell its Materials Analysis Group (MAG) to a third party.  The division had incurred operating losses since its acquisition in 1997, and the sale of MAG was finalized on January 30, 2003.  On that date, the Company recognized a gain of approximately $537,000.

Note 4 - Fixed assets:

The major categories of fixed assets were as follows:

		Useful lives
Equipment	$7,717,294	2-7 years
Equipment under capital lease obligations	2,818,271	4-5.5 years
Leasehold improvements	131,115	3-7 years
Furniture & fixtures	313,587	2-7 years
Vehicles	89,628	5 years
	11,069,895
Less accumulated depreciation	(5,542,116)
	$5,527,779

Depreciation expense recorded was approximately $1,590,000 in 2003.

Note 5 - Research and development costs:

Research and development costs related to both future and present products are charged to operations as incurred.  There were no research and development costs in 2003.

Note 6 - Stockholder advances:

Stockholder advances represent unsecured notes and callable on demand for payment of principal and any unpaid interest accrued at 10% per annum.

Note 7 - Deferred revenue:

The Company has entered into a long-term agreement whereby it received equipment in exchange for the provision of certain services over a specified period.  The equipment acquired had a value of approximately $335,000.  The agreement, which expires September 2004, requires services which relieve deferred revenue at a rate of approximately $9,000 per month.  Interest on the agreement is at 7% per annum.  Under the agreement, the Company is obligated to provide future services of approximately $80,000 in 2004.

Note 8 - Notes payable:

Notes payable consisted of the following:

Cupertino National Bank; secured by substantially all assets of Company, with monthly payments of $65,104 plus interest at 7%, payable through October 2005	$1,432,292

Cupertino National Bank; secured by substantially all assets of Company, with monthly payments of $8,333 plus interest at 7%, payable through November 2005	191,667

FEI Company; secured by equipment, with monthly payments of $6,827 including interest at 6.5%, payable through August 2004	97,818

FEI Company; secured by equipment, with monthly payments of $30,000, including interest at 7%, payable through March 2007	1,438,160

John Arrillaga Survivor’s Trust and the Richard T. Peery Separate Property Trust, due in full July 1, 2004	137,692

3,297,629

Less amounts due within one year	1,384,570

$1,913,059

Future principal payments are due as follows:

Year Ending	Amount

2004	$1,384,570
2005	1,029,882
2006	307,933
2007	575,244

$3,297,629

The notes payable to the bank require the Company to comply with various financial covenants.  At December 31, 2003 the Company was not in compliance with the required financial covenants. The Company has obtained a waiver from the bank for the financial covenant violations.

Note 9 - Capital lease obligations:

The Company has entered into several capital lease agreements for equipment with an aggregate cost of approximately $2,818,000 and accumulated depreciation of approximately $1,224,000.  The leases, which expire at various dates from February 2004 to October 2008, require monthly lease payments aggregating approximately $57,000.  Interest on the leases varies from 6.61% to 16.73% per annum.  The future minimum annual obligations under the agreements are as follows:

	Year Ending	Amount

	2004	$463,079
	2005	88,299
	2006	43,720
	2007	37,022
	2008	39,398

Total payments		671,518
Less amounts representing interest		67,441

Present value of minimum lease payments		604,077
Less portion due within one year		424,968

Portion due after one year		$179,109

Note 10 - Employee benefit plan:

Effective January 1996, the Company adopted a 401(k) Profit Sharing Plan (the “Plan”) in which employees who have met certain service and eligibility requirements may participate.  Each eligible employee may elect to contribute to the Plan.  There were no employer contributions to the Plan in 2003.

Note 11 - Income taxes:

At December 31, 2003, the Company has approximately $471,000 of net operating loss carryforwards, expiring in 2013, available to offset future state taxable income.

Note 12 - Commitments:

The Company leases three facilities under operating lease agreements, expiring on various dates from December 2005 through September 2010, which currently require monthly payments of approximately $71,000.  The leases stipulate scheduled rent increases over the lives of the leases resulting in uneven cash flows.  The total commitment of the leases is being amortized over the lives of the leases on the straight-line method.  The difference between the lease payments required and the recognition of lease expense on the straight-line method is recorded as deferred rent.  Deferred rent on the leases totaled $18,000 in 2003.  Rent expense paid under the leases for the year ended 2003, was approximately $532,000.

The Company subleases one of their facilities to an unrelated entity.  The cost expected to be incurred under this operating sublease equals anticipated income. Both costs and income have been included in rental expense.

The Company also leases equipment under an operating lease agreement with monthly payments of approximately $233.  This lease expires September 2004.  Rent expense for the year ended December 31, 2003 paid under this lease, and others which expired in 2003, was approximately $4,000.

Future minimum annual lease payments required under these agreements are approximately as follows:

Year Ending	Buildings	Building Sublease	Equipment	Total

2004	$876,000	$(398,000)	$2,000	$480,000
2005	921,000	(418,000)	—	503,000
2006	525,000	—	—	525,000
2007	534,000	—	—	534,000
2008	558,000	—	—	558,000
Thereafter	1,032,000	—	—	1,032,000

	$4,446,000	$(816,000)	$2,000	$3,632,000

Implant Sciences Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Financial Information

On October 15, 2004 Implant Sciences Corporation acquired Core Systems, a privately held semiconductor wafer processing company, for approximately $7.5 million, including transaction costs and retirement of debt.  On March 9, 2005 the Company completed the acquisition of Accurel Systems International Corporation for approximately $12.4 million, including transaction costs.  Accurel is a commercial laboratory specializing in Failure Analysis Microscopy, Transmission Electron Microscopy and Focused Ion Beam Circuit Repair Services, to the semiconductor industry.

On March 8, 2005 the Company issued 1.1 million shares of Implant common stock in a private placement, with net proceeds to the Company of approximately $7.4 million. The offering was priced at a 15% discount from the $8.50 closing price of the common stock on March 3, 2005.  The investors also received warrants to purchase an additional 270,195 shares of common stock at an exercise price of $9.35 per share commencing on September 4, 2005.  Additionally, the Company has granted the investors the right, exercisable for six months, to purchase an additional 588,235 shares of common stock at a price of $8.50.  The proceeds from this sale were used to finance the Accurel acquisition.

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations for future periods or the results that actually would have been realized had Implant, Core Systems and Accurel been combined for the specified periods presented.

The unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical financial statements of Implant, Core and Accurel after giving effect to each of the acquisitions using the purchase method of accounting and sale of equity based upon the assumptions and adjustments described below and in the notes of the unaudited pro forma condensed combined financial statements as if the acquisitions had occurred as of July 1, 2003. Actual operating results of Core Systems are included in Implant’s historical financial results from the date of the acquisition.

The unaudited pro forma condensed combined balance sheet as of December 31, 2004 assumes the acquisition of Accurel and the sale of equity had occurred on December 31, 2004.  As Core Systems was acquired on October 15, 2004 no pro forma adjustments were required to the December 31, 2004 balance sheet for this acquisition.

In the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2004, the estimated purchase price of Accurel is allocated to the estimated fair value of the assets acquired and liabilities assumed based on the balance sheet on that date.  The final purchase price allocation will be based upon independent appraisals of certain tangible and intangible assets of Accurel.  The preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements is based upon estimates made by management and will be revised upon completion of the appraisals.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that Implant’s management believes are reasonable in the circumstances.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Implant included in its Annual Report on Form 10-KSB/A for the year ended June 30, 2004 as well as its Quarterly Report on Form 10-QSB for the six months ended December 31, 2004, and on Form 8-K describing the Core acquisition, which were filed with the Securities and Exchange Commission on November 30, 2004,  February 22, 2005 and December 29, 2004, respectively.

Implant Sciences Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2004

	Historical Implant	Historical Accurel	Acquisition Adjustments		Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,180,000	$374,000	$(74,000	)(a)	$2,480,000
Accounts receivable, net	2,645,000	856,000	—		3,501,000
Inventories	686,000	—	—		686,000
Investments - available for sale securities	295,000	—	—		295,000
Prepaid expenses and other current assets	146,000	89,000	—		235,000
Total current assets	5,952,000	1,319,000	(74,000)		7,197,000

Property plant and equipment, net	7,525,000	4,164,000	555,000	(b)	12,244,000
Amortizable intangible assets, net	490,000	6,000	1,000,000	(c)	1,496,000
Goodwill	4,762,000	—	7,566,000	(d)	12,328,000
Assets held for sale	—	—	1,400,000	(e)	1,400,000
Deferred tax asset	869,000	—	—		869,000
Investment in unconsolidated sub	28,000	—	—		28,000
Other non-current assets	161,000	273,000	(190,000	)(f)	244,000

Total Assets	$19,787,000	$5,762,000	$10,257,000		$35,806,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,475,000	$323,000	$—		$1,798,000
Accrued expenses	1,082,000	258,000	—		1,340,000
Other payables	414,000	—	—		414,000
Borrowings under line of credit	16,000	—	—		16,000
Current maturities of long-term debt	54,000	637,000	1,650,000	(g)	2,341,000
Current maturities under capital leases	—	78,000	—		78,000
Deferred revenue	121,000	44,000	—		165,000
Total current liabilities	3,162,000	1,340,000	1,650,000		6,152,000

Long-term liabilities:
Deferred tax liability	869,000	—	—		869,000
Long-term debt net of current maturites	—	1,875,000	—		1,875,000
Obligations under capital leases, net of current	49,000	104,000	—		153,000
Deferred rent	—	84,000	(84,000	)(f)	—
Total liabilities	4,080,000	3,403,000	1,566,000		9,049,000

IMX convertible preferred stock	124,000	—	—		124,000

Common stock	38,898,000	4,000	11,046,000	(h)	49,948,000
Preferred stock	—	—	—		—
Retained earnings (accumulated deficit)	(23,315,000)	2,355,000	(2,355,000	)(i)	(23,315,000)
Total stockholders’ equity	15,583,000	2,359,000	8,691,000		26,633,000

Total liabilities and stockholders’ equity	$19,787,000	$5,762,000	$10,257,000		$35,806,000

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Implant Sciences Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2004

			Pro forma				Pro forma
	Implant	Core	Adjustments		Subtotal	Accurel	Adjustments		Combined
Revenue
Medical	$4,957,000		—		$4,957,000		—		$4,957,000
Semiconductor	1,022,000	$4,563,000	—		5,585,000	$7,971,000	—		13,556,000
Explosives detection	2,587,000	—	—		2,587,000	—	—		2,587,000
Total Revenues	8,566,000	4,563,000	—		13,129,000	7,971,000	—		21,100,000

Cost of goods sold
Medical	3,822,000	—	—		3,822,000	—	—		3,822,000
Semiconductor	1,280,000	3,619,000	$69,000	(j)	4,968,000	5,455,000	$(341,000	)(m)	10,082,000
Explosives detection	1,084,000	—	—		1,084,000	—	—		1,084,000
Total cost of goods sold	6,186,000	3,619,000	69,000		9,874,000	5,455,000	(341,000)		14,988,000

Gross margin	2,380,000	944,000	(69,000)		3,255,000	2,516,000	341,000		6,112,000

Research and development expense	1,631,000	280,000	—		1,911,000	—	—		1,911,000
Selling and administrative expense	4,634,000	1,509,000	(372,000	)(k)	5,771,000	1,981,000	50,000	(n)	7,802,000
Total operating expenses	6,265,000	1,789,000	(372,000)		7,682,000	1,981,000	50,000		9,713,000

Income (loss) from operations	(3,885,000)	(845,000)	303,000		(4,427,000)	535,000	291,000		(3,601,000)

Interest expense - net	(112,000)	(282,000)	282,000	(l)	(112,000)	(286,000)	(82,000	)(o)	(480,000)
Gain on sale of equipment	35,000	—	—		35,000	147,000	—		182,000
Other income	—	—	—		—	28,000	—		28,000
Equity losses in unconsolidated sub	(50,000)	—	—		(50,000)	—	—		(50,000)

Net income (loss) before taxes	(4,012,000)	(1,127,000)	585,000		(4,554,000)	424,000	209,000		(3,921,000)

Income tax expense	—	—	—		—	—	12,000	(p)	12,000

Net income (loss)	(4,012,000)	(1,127,000)	585,000		(4,554,000)	424,000	197,000		(3,933,000)

Preferred distribution, dividends	2,527,000	—	—		2,527,000	—	—		2,527,000

Net income (loss) applicable to common shareholders	$(6,539,000)	$(1,127,000)	$585,000		$(7,081,000)	$424,000	$197,000		$(6,460,000)

Net loss per share, basic and diluted	$(0.90)				$(0.59)				$(0.43)
Weighted average common shares outstanding, basic and diluted	7,318,000		360,000		7,678,000		1,491,000	(q)	9,169,000

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Implant Sciences Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended December 31, 2004

		July 1, 2004 -
		Oct. 14, 2004	Pro forma				Pro forma
	Implant	Core	Adjustments		Subtotal	Accurel	Adjustments		Combined
Revenue
Medical	$1,893,000	—	—		$1,893,000	—	—		$1,893,000
Semiconductor	1,622,000	$1,287,000	—		2,909,000	$3,975,000	—		6,884,000
Explosives detection	1,300,000	—	—		1,300,000	—	—		1,300,000
Total Revenues	4,815,000	1,287,000	—		6,102,000	3,975,000	—		10,077,000

Cost of goods sold
Medical	1,799,000	—	—		1,799,000	—	—		1,799,000
Semiconductor	1,907,000	1,208,000	$18,000	(j)	3,133,000	2,774,000	$(55,000	)(m)	5,852,000
Explosives detection	1,080,000	—	—		1,080,000	—	—		1,080,000
Total cost of goods sold	4,786,000	1,208,000	18,000		6,012,000	2,774,000	(55,000)		8,731,000

Gross margin	29,000	79,000	(18,000)		90,000	1,201,000	55,000		1,346,000

Research and development expense	868,000	26,000	—		894,000	—	—		894,000
Selling and administrative expense	2,330,000	439,000	(43,000	)(k)	2,726,000	1,042,000	25,000	(n)	3,793,000
Total operating expenses	3,198,000	465,000	(43,000)		3,620,000	1,042,000	25,000		4,687,000

Income (loss) from operations	(3,169,000)	(386,000)	25,000		(3,530,000)	159,000	30,000		(3,341,000)

Interest expense - net	(16,000)	(75,000)	64,000	(l)	(27,000)	(114,000)	(41,250	)(o)	(182,250)
Loss on sale of equipment	(6,000)	—	—		(6,000)	—	—		(6,000)
Other Income	—	—	—		—	1,000	—		1,000
Equity losses in unconsolidated sub	(28,000)	—	—		(28,000)	—	—		(28,000)

Net income (loss) before taxes	(3,219,000)	(461,000)	89,000		(3,591,000)	46,000	(11,250)		(3,556,250)

Income tax expense	—	—	—		—	—	—	(p)	—

Net income (loss)	(3,219,000)	(461,000)	89,000		(3,591,000)	46,000	(11,250)		(3,556,250)

Preferred distribution, dividends	567,000	—			567,000	—	—		567,000

Net income (loss) applicalbe to common shareholders	$(3,786,000)	$(461,000)	$89,000		$(4,158,000)	$46,000	$(11,250)		$(4,123,250)

Net Loss per share basic and diluted	$(0.45)				$(0.47)				$(0.40)
Weighted average common shares outstanding basic and diluted	8,467,000		360,000		8,827,000		1,491,000	(q)	10,318,000

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Implant Sciences Corporation and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation and Purchase Prices

Included in the accompanying unaudited pro forma condensed combined financial statements are Core Systems and Accurel Systems International Corporation both acquired by Implant since July 1, 2004.

On October 15, 2004, Implant acquired all of the stock of Core from existing shareholders.  The aggregate purchase price of Core was $7,459,000, which consists of the issuance of  311,000 shares of Implant common stock with a fair value of  $ 3,250,000 based upon a fair value per share of $10.43, $2,000,000 in cash, estimated direct acquisition costs of $1,588,000 (including $1,100,000 ascribed to warrants) and extinguishments of debt and other liabilities of $621,000.  The fair value of the shares issued was determined based on the average market price of the securities over the periods just prior to and following the date of the merger agreement announcement, pursuant to the guidance in EITF Issue No. 99-12.  The shares issued are also subject to adjustment if Implant’s average stock price during the twenty trading days prior to the end of a six month lock-up is 25% higher or lower than the price on the closing date.  The effect of this adjustment is to limit the selling shareholders’ gain or loss on Implant common stock to 25% during the lock-up period ending April 15, 2005.  Core’s results from operations are not included in Implants’ historical results for the period ended June 30, 2004 or for the period prior to its acquisition on October 15, 2004.  Core results of operations for these dates are included in historical results of Core.  Core’s financial results since its acquisition are included in Implant’s historical results for the period ending December 31, 2004. The following indicates the purchase price allocation as of the acquisition date on October 15, 2004:

Core
Accounts receivable	$450,000
Inventory	174,000
Other assets	74,000
Property, plant and equipment	3,422,000
Goodwill and other intangibles	4,837,000
Other liabilities	(877,000)
Debt and capital leases	(621,000)
$7,459,000

The allocation of the purchase price of Core is based on management estimates and assumptions and the results of independent appraisals.

On March 9, 2005, Implant Sciences Corp. acquired all of the stock of Accurel Systems International Corporation from existing shareholders.  The aggregate purchase price of Accurel is estimated to be $12,400,000, which consists of the issuance of 418,194 shares of Implant common stock with a fair value of $ 3,650,000 based upon a fair value per share of $8.728, $6,000,000 in cash, $1,650,000 in shareholder notes and estimated direct acquisition costs of $1,100,000.  The fair value of the shares issued was determined based on the average market price of the securities over the periods just prior to and following the date of the merger agreement announcement, pursuant to the guidance in EITF Issue No. 99-12. The purchase is subject to a holdback of $500,000 to be released at a rate of 25% every 90 days subject to the settlement of any and all liabilities not reflected in the closing balance sheet.  The shares issued are also subject to adjustment if Implant’s average stock price during the twenty trading days prior to the end of a six month lock-up is 25% higher or lower than the price on the closing date.  The effect of this adjustment is to limit the selling shareholders’ gain or loss on Implant common stock to 25% during the lock-up period ending September 9, 2005. Accurel’s results from operations are not included in Implants’ historical results for either the periods ended June 30, 2004 or December 31, 2004.  The following indicates the estimated purchase price allocation, assuming the acquisition had occurred on December 31, 2004:

Accurel
Accounts receivable	$856,000
Prepaid expenses and other assets	172,000
Property, plant and equipment	4,719,000
Goodwill and other intangibles	8,572,000
Assets held for sale	1,400,000
Other liabilities	(625,000)
Debt and capital leases	(2,694,000)
$12,400,000

The preliminary allocation of the estimated purchase price of Accurel is based on management estimates and assumptions and the preliminary results of independent appraisals.

The unaudited pro forma condensed combined balance sheet combines Implant’s historical balance sheet as of December 31, 2004 with Accurel’s historical balance sheet as of December 31, 2004, giving effect to the acquisition and sale of equity as if it had been consummated on December 31, 2004.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2004 combines Implant’s fiscal year 2004 historical consolidated statement of operations with Core’s and Accurel’s historical statement of operations for the twelve months ended June 30, 2004, giving effect to the acquisitions as if they had occurred on the first day of Implant’s fiscal year 2004.

The unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2004 combines the historical consolidated statement of operations for Implant for the six months ended December 31, 2004 which include the results of Core since October 15, 2004, with Core’s historical operating results for the period July 1 thru October 14, 2004 and Accurel’s historical statement of operations for the six months ended December 31, 2004 giving effect to the acquisition as if it had occurred on the first day of Implant’s fiscal year 2004.

Note 2. Pro Forma Adjustments

The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

(a)                                Represents net cash to the Company after giving effect to the sale of Implant common stock,  payment to Accurel shareholders and payment of expenses related to the transactions.

(b)                                 Represents an adjustment of the book value of Accurel’s fixed assets to the fair market value of these assets based upon appraisals.

(c)                                  Estimated value of acquired intangible assets acquired subject to a professional appraisal.

(d)                                 Goodwill represents the excess of the purchase price over the net value of all assets acquired less liabilities assumed.

(e)                                  Acquired asset located in a customer facility, held for sale to that customer, valued at the expected selling price of the asset.  Proceeds from the sale would be used to pay down $1.1 million of debt used by Accurel to originally acquire the asset.

(f)            Elimination of consideration fees paid to restructure lease to current market rates and deferred rent.

(g)                                 Secured Promissory Note payable to selling Accurel shareholders, payable 120 days after the closing with interest at 5%.

(h)                                 Equity reflects the issuance of $7,400,000 of Implant common stock sold in a private placement, net of issuance costs, plus $3,650,000 of Implant common stock issued to selling Accurel shareholders.

(i)            Reflects the elimination of Accurel historical retained earnings due to purchase accounting

(j)                                     The appraised value of Core fixed assets amortized over their useful lives would have resulted in additional depreciation of $69,000 for the twelve months ended June 30, 2004 and $18,000 for the three and one half months ending October 14, 2004.

(k)                                  Reflects the elimination of non-cash compensation that arose from repricing Core stock options.

(l)                                     Reflects reduced interest expense due to the conversion or retirement of Core debt.

(m)                               The appraised value of Accurel fixed assets with modified useful lives results in a reduced depreciation expense on an annual basis.

(n)                                 Estimate of the amortization of acquired intangible assets.

(o)                                 Additional interest expense was calculated on the $1.65 million shareholder promissory note which carries interest at 5%.

(p)                                 Prior to its acquisition Accurel was an S corporation.  For federal income tax purposes S corporation income and loss is passed to the shareholders and corporate taxes are not incurred.  As part of Implant, Accurel would be subject to state and federal taxes.   Accurel income would be consolidated, pending final determination by California tax authorities, with net income or loss from Core, which is also a California based company, for the periods shown to determine the California income tax expense.  For the 12 month period ending June 30, 2004 the companies have California net income on a consolidated basis when considering adjusted results of both Core and Accurel.   For federal purposes the income or loss from both Accurel and Core would be combined with losses from Implant and no federal tax expense would be incurred for the periods shown.  The California statutory tax rate was used in determining the required provision.

(q)                                 See Note 3.

 Note 3. Pro Forma Income (Loss) Per Share

For the year ended June 30, 2004 and six months ended December 31, 2004, the unaudited pro forma basic and diluted income (loss) per are calculated based on the weighted average number of Implant common shares outstanding prior to the acquisitions plus the number of Implant common shares issued in conjunction with financing the acquisitions and shares issued to selling shareholders upon the closing of the acquisition.

	June 30, 2004	Dec. 31, 2004
Weighted Average Implant shares outstanding	7,318,000	8,467,000

Shares issued to Core selling shareholders and debt holders	360,000	360,000
Shares issued in Accurel financing	1,080,000	1,080,000
Shares issued to Accurel selling shareholders	411,000	411,000
Pro Forma total weighted average shares outstanding	9,169,000	10,318,000